As submitted confidentially to the
             Securities and Exchange Commission on January 28, 1998
                                                    Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                                 FDX CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                        4513                   62-1721435
  (State or Jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)
                        --------------------------------

                              2005 Corporate Avenue
                            Memphis, Tennessee 38132

          (Address of Principal Executive Offices, including Zip Code)
                        --------------------------------


                       FDX Corporation Adjustment Program
                            (Full Title of the Plan)


                              KENNETH R. MASTERSON
             Executive Vice President, General Counsel and Secretary
                                 FDX Corporation
                              2005 Corporate Avenue
                            Memphis, Tennessee 38132
                                 (901) 369-3600

                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)
                        --------------------------------




       Approximate date of commencement of proposed sale to employees: From time to time after the effective date of this Registration Statement and the effective time ("Merger Date") of the merger (the "Merger") of Caliber System, Inc. ("Caliber") into a wholly-owned subsidiary of the Registrant, as described in the Agreement and Plan of Merger among Federal Express Corporation, Caliber System, Inc., Fast Holding Inc., Fast Merger Sub Inc. and Tires Merger Sub Inc., dated as of October 5, 1997.



                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                               Proposed Maximum  Proposed Maximum
     Title of Each Class         Amount to be   Offering Price   Aggregate Offering       Amount of
of Securities to be Registered   Registered(1)   Per Share(2)     Price(3)             Registration Fee
------------------------------   -------------   ------------     --------             ----------------

Common Stock, par value $.10
    per share .................     699,680         $64.38        $32,150,425.19           $9,484.38
========================================================================================================

-------------------
(1) Represents the number of shares of common stock, par value $.10 per share, of the Registrant ("FDX Common Stock") to be issued following the Merger in connection with the satisfaction of awards and the exercise of stock options (collectively, the "Awards") previously granted under certain compensation and benefit plans of Caliber. This Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Calculated pursuant to Rule 457(h) and 457(c). Represents the average of the high and low sales price per share reported on the NYSE consolidated reporting system for January 26, 1998.
(3) Calculated pursuant to Rule 457(h) and Rule 457(c). Represents (i) $7,608, 481.25 which is the aggregate offering price with respect to 118,190 shares issuable in respect of performance share awards, based on a per share price of $64.38, the average of the high and low sales prices on NYSE on January 26, 1998, plus (ii) $24,541,943.94 which is the aggregate exercise price with respect to 581,490 shares issuable in respect of option awards.

================================================================================






                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed by the Registrant and by Federal Express Corporation (as predecessor registrant) with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference and made a part hereof.

       (a) The Federal Express Corporation Annual Report on Form 10-K for the fiscal year ended May 31, 1997;

       (b) All other reports filed by the Federal Express Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in
              (a) above;

       (c) The description of the securities contained in the Registrant's Current Report on Form 8-K pursuant to the Exchange Act, filed with the Commission contemporaneously herewith.

       All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

       The validity of the shares of common stock registered hereunder has been passed on for the Registrant by Kenneth R. Masterson, Executive Vice President, General Counsel and Secretary of the Registrant. At January 27, 1998, Mr. Masterson owned 42,500 shares of the Registrant's common stock and held options to purchase 140,600 shares of such common stock. Of the options granted, 67,550 were vested at such date.

       The consolidated financial statements and schedules of Federal Express Corporation included or incorporated by reference in Federal Express Corporation's Annual Report on Form 10-K for the year ended May 31, 1997 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

       With respect to the unaudited interim financial information for the quarters ended August 31, 1997 and November 30, 1997, included in Federal Express Corporation's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this Registration Statement, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Securities Act") for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of this Registration Statement, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       (a) Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL") as to indemnification by the Registrant of officers and directors.

       (b) Section 13 of Article III of the by-laws of the Registrant provides for indemnification of directors as follows:

              Section 13. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director of the corporation or serves as a director, officer, employee or agent of any other enterprise at the request of the corporation.

Section 18 of Article V of the by-laws of the Registrant provides for indemnification of officers as follows:

               Section 18. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was an officer or Managing Director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

       (c) The Registrant has also entered into an indemnification agreement with each of its directors based on the sections of the DGCL that recognize the validity of additional indemnity rights granted by agreement. The indemnification agreement alters or clarifies the statutory indemnity with respect to the Registrant's directors in the following respects: (i) indemnity is explicitly provided for settlements, fines and judgments in derivative actions to the maximum extent permitted by Delaware law, (ii) prompt payment of expenses is provided in advance of indemnification, provided the director undertakes to repay such amount if it is finally determined the director is not entitled to be indemnified and (iii) indemnification for all matters involving a director as a party by reason of the person being a director unless the person violates the law or the person's conduct is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Therefore, a director who has entered into the indemnification agreement will be entitled to indemnification automatically according to its terms without prior independent review of such director's conduct and approval of the indemnification payment by either disinterested directors, independent counsel or the stockholders.

       Certain of the provisions of the indemnification agreement have not been tested in court and remain subject to public policy considerations with respect to their enforceability. The Registrant has been advised that indemnification of a judgment or amounts paid in settlement in a derivative suit may be contrary to public policy in the State of Delaware. Because substantial uncertainty exists as to the validity of such payments, the Registrant will not make an indemnification payment for fines, judgments or amounts paid in settlement in a derivative suit without first obtaining an opinion of independent counsel that such payment is permitted under Delaware law.

       (d) The Registrant has purchased insurance designed to protect the Registrant and its directors and officers against losses arising from certain claims, including claims under the Securities Act.

ITEM 8.  EXHIBITS



         Exhibit
          Number            Description of Exhibits
         -------           -------------------------

           4.1      Certain provisions of Registrant's Restated
                    Certificate of Incorporation, as amended, relating to the Common Stock and defining the rights of security holders. (Filed as Exhibit 3.1 to Registrant's Registration Statement on Form S-4 and incorporated herein by reference).

           5.1 Opinion of Kenneth R. Masterson, Executive Vice President, General Counsel and Secretary of
                    Registrant regarding legality.

          15.1      Letter of Arthur Andersen LLP, independent public
                       accountants.

          23.1      Consent of Kenneth R. Masterson (included in Exhibit 5.1).

          23.2 Consent of Arthur Andersen LLP, independent public accountants.

          24.1      Powers of Attorney (included as part of signature pages).

ITEM 9.  UNDERTAKINGS

       The undersigned Registrant hereby undertakes:

       (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum, aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.);

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on January 27, 1998.

                                      FDX CORPORATION
                                        (Registrant)


                                      By: /s/ James S. Hudson
                                         ---------------------------
                                         James S. Hudson
                                         Vice President and Controller
                                         (Principal Accounting Officer)

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints James S. Hudson and Kenneth R. Masterson, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable FDX Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


       Signature                          Capacity                        Date
       ---------                          --------                        ----

   /s/ Frederick W. Smith           Chairman of the Board, President,   1/27/98
   ----------------------            Chief Executive Officer           ---------
       Frederick W. Smith            (Principal Executive Officer)
                                     and Director

   /s/ Alan B. Graf, Jr.            Executive Vice President and        1/27/98
   ----------------------            Chief FinancialOfficer            ---------
       Alan B. Graf, Jr.             (Principal Financial Officer)

   /s/ James S. Hudson              Vice President and Controller      1/27/98
   ----------------------             (Principal Accounting Officer)   ---------
       James S. Hudson

   /s/ Robert H. Allen               Director                          1/27/98
   ----------------------                                              ---------
       Robert H. Allen

   /s/ Robert L. Cox                 Director                          1/27/98
   ----------------------                                              ---------
       Robert L. Cox
                                     Director
   ----------------------
       Ralph D. DeNunzio

   /s/ Judith L. Estrin              Director                          1/27/98
   ----------------------                                              ---------
       Judith L. Estrin

   /s/ Philip Greer                  Director                          1/27/98
   ----------------------                                              ---------
       Philip Greer

   /s/ J. R. Hyde, III               Director                          1/27/98
   ----------------------                                              ---------
       J. R. Hyde, III
                                     Director
   ----------------------
     Charles T. Manatt

   /s/ George J. Mitchell            Director                          1/21/98
   ----------------------                                              ---------
       George J. Mitchell
                                     Director
   ----------------------
       Jackson W. Smart, Jr.

    /s/ Joshua I. Smith              Director                          1/27/98
   ----------------------                                              ---------
       Joshua I. Smith

                                     Director
   ----------------------
       Paul S. Walsh

   /s/ Peter S. Willmott             Director                          1/27/98
   ----------------------                                              ---------
       Peter S. Willmott